UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: March 1, 2007

TRANQUILITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51413	52-2175900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 110310 Naples Florida 34108-0106
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (239) 598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a)

New Independent Accountant

On March 1, 2007, the Board of Directors of Tranquility, Inc. (the “Company”) a Delaware corporation, appointed the firm Gruber & Company, LLC (“Gruber”), whose address is 400 Lake Saint Louis Blvd., Lake Saint Louis, Missouri 63367, as the principal independent registered public accounting firm of the Company for the fiscal years ended, December 31, 2006 and 2005.  During the two most recent fiscal years or subsequent interim period, neither the Company, nor anyone on its behalf, consulted with Gruber regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Gruber, provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with Gruber, on any matter that was the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANQUILITY, INC.

By: /s/ Dominick Pope

Dominick Pope, President and Director

Date: January 22, 2008